Exhibit l

June 5, 2008

Hercules Technology Growth Capital, Inc.

400 Hamilton Avenue

Suite 310

Palo Alto, CA 94301

Ladies and Gentlemen:

We have acted as counsel to Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Company”), in connection with the offering by the Company from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) of up to 13,000,000 shares of the Company’s common stock (the “Common Stock”). Such offering will be made pursuant to a registration statement on Form N-2 (No. 333-150403) filed under the Securities Act (the “Registration Statement”). The Registration Statement provides that the Common Stock may be offered from time to time in amounts, at prices, and on terms to be set forth in one or more supplements (each, a “Prospectus Supplement”) to the final prospectus included in the Registration Statement at the time it becomes effective (the “Prospectus”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (i) the Company’s charter (the “Charter”) and its bylaws (the “Bylaws”), (ii) resolutions of the board of directors of the Company (the “Board”) relating to the authorization and approval of the preparation and filing of the Registration Statement and the authorization, issuance, offer and sale of the Common Stock pursuant to the Registration Statement, and (iii) such other documents or matters of law as in our judgment were necessary to enable us to render the opinions expressed below.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification (i) the genuineness of all signatures (other than those of the Company) on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

We have relied with your approval upon certificates of appropriate state officials, upon certificates and/or representations of officers and employees of the Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. We have undertaken no independent investigation or verification of factual matters.

This opinion is limited to the General Corporation Law of the State of Maryland, as in effect on the date hereof, and we express no opinion with respect to any other laws of the State of Maryland or the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

Assuming that (i) the issuance, offer and sale of the Common Stock from time to time and the final terms and conditions of such issuance, offer and sale, including those relating to price and amount of the Common Stock to be issued, offered and sold, have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Company’s Charter and Bylaws, and are consistent with the descriptions thereof in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, (ii) the Common Stock has been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, and (iii) the Registration Statement has become effective under the Securities Act and remains effective at the time of any offer or sale of the Common Stock, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

The opinions expressed in this letter are only as of the date of this letter, and we are under no obligation, and do not undertake, to advise you or to supplement this letter if any applicable law changes after the date hereof or if we have become aware of any fact that might change an opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the Prospectus included in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Respectfully submitted,

/s/ Sutherland Asbill & Brennan LLP
Sutherland Asbill & Brennan LLP